UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)

                                 JANUARY 26, 2005



                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                      001-31540                  91-1922863
          ------                      ---------                  ----------
(State of incorporation)      (Commission File Number)       (I.R.S. Employer
                                                             Identification No.)

                    615 Discovery Street
                 Victoria, British Columbia           V8T 5G4
                 --------------------------           -------
          (Address of principal executive offices)   (Zip Code)

                                 (250) 477-9969 (Registrant's telephone number,
              including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below): |_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications
    pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On January 24th 2006, in the course of generating the audited financial statements for the fourth quarter and full year 2005 the Company discovered a material inventory error in the financial statements filed as part of the Company's form 10Q-SB for the quarter ended September 30th 2005. During the inventory count of September 30th 2005 at the factory belonging to our NanoChem Solutions subsidiary, the inventory was overstated by $183,398 due entirely to a clerical error. Reliance on the inventory data led directly to the inaccuracies since identified in the Company's financials contained in its 10Q-SB for the period ended September 30th 2005. The Company has decided that it will restate the financial statements for the three months ended September 30th 2005. Accordingly, the Company's previously issued financial statements covering the three months ended September 30th 2005 should no longer be relied upon.

On January 25, 2006, the Company's management discussed the conclusion described above with the Company's audit committee of the board of directors ("Audit Committee") and Cinnamon Jang Willoughby & Company ("CJW"), the Company's independent registered public accounting firm. CJW informed the Audit Committee that it concurs with the Company's management's conclusion described above. As a result, the Company expects to file amended consolidated financial statements for the Restated Period as soon as practical.

In light of the above, the net effects of the adjustments to the financial statements for the restated period are as follow:

1. The inventory as of September 30 will be reduced by $183,398.
2. The net loss for the period will be increased by $183,398.
3. The loss per share for the restated period will increase to $0.03
4. The net loss for the nine months to September 30 will be increased by $183,398.
5. The net loss per share for the nine months ended September 30 will increase to $0.06.
6. The net loss for the nine months ended September 30 will increase by $183,398.

The Company is presently unaware of any evidence that the restatement described above is due to any material noncompliance by the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws. The Audit Committee is working with CJW to ensure that the Company is taking the appropriate approach to resolving the issues related to the restatement, as well as any further issues that may be identified during the course of its review.





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

Date:    January 26, 2006                 By:  /s/DANIEL B. O'BRIEN
                                             ----------------------
                                             Daniel B. O'Brien
                                             Chief Executive Officer